Uniplan, Inc.

                         THE JEFFERSON FUND GROUP TRUST

                        Jefferson Growth and Income Fund

                               Jefferson REIT Fund

                          Jefferson Regional Bank Fund

                             Revised Code of Ethics

                         Effective as of August 1, 1998

I.   DEFINITIONS

     A. "Access person" means any trustee, officer or advisory person of the Trust or any of the Funds.

     B. "Act" means the Investment Company Act of 1940, as amended.

     C. "Advisory person" means: (i) any employee of the Trust or any of the Funds or of any company in a control relationship to the Trust or any of the Funds, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to any of the Funds who obtains information concerning recommendations made to any of the Funds with regard to the purchase or sale of a security. Advisory persons include investment personnel.

     D. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     E. "Beneficial ownership" shall be interpreted in the same manner as it wouldbe in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, by virtue of having a pecuniary interest, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

     F. "Control" has the same meaning as that set forth in Section 2(a)(9) of the Act.

     G. "Disinterested trustee" means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

     H. "Funds" mean the Jefferson Growth and Income Fund, the Jefferson REIT Fund and the Jefferson Regional Bank Fund.

     I. "Investment personnel" means portfolio managers as well as any employee of any of the Funds or of a company in a control relationship to any of the Funds who provides information or advice to a portfolio manager or who helps execute the portfolio manager's decisions.

     J. "Portfolio manager" means any employee of any of the Funds or of any company in a control relationship to any of the Funds, who is entrusted with the direct responsibility and authority to make investment decisions on behalf of any of the Funds.

     K. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

     L. "Security" has the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by the Board of Trustees.

II.  STATEMENT OF GENERAL PRINCIPLES

     It is the policy of each Fund that:

     (a) With respect to their personal investment activities, it is the duty of access persons at all times to place the interests of the beneficial owners first.

     (b) All personal securities transactions of access persons be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility.

     (c) Access persons should not take inappropriate advantage of their positions with respect to their personal investment activities.

III. EXEMPTED TRANSACTIONS

     The prohibitions of Section IV of this Code of Ethics shall not apply to:

     (a) Purchases or sales of securities effected in any account over which the access person has no direct or indirect influence or control.

     (b) Purchases or sales of securities which are not eligible for purchase or sale by any of the Funds with which the access person or investment personnel is connected.

     (c) Purchases or sales of securities which are non-volitional on the part of either the access person or any of the Funds with which such person is connected.

     (d) Purchases of securities which are part of an automatic dividend reinvestment plan.

     (e) Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (f) Purchases or sales of securities which receive the prior approval of the Board of Trustees of the Trust with regard to a particular Fund because they are only remotely potentially harmful to such Fund because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by such Fund.

IV.  PROHIBITED PURCHASES AND SALES

     A. Except in a transaction exempted by Section III of this Code of Ethics, no access person of any of the Funds shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership unless such purchase or sale has been "precleared" by the Trust's President or Chairman and, in no event, if he or she knows or should have known at the time of such purchase or sale, such security is being considered for purchase or sale by a Fund or is being purchased or sold by a Fund. Notwithstanding the foregoing, disinterested trustees are not required to "preclear" transactions.

     B. Investment personnel may not acquire any securities in an initial public offering.

     C. Investment personnel may not invest in a private placement of securities unless the individual receives prior approval of the President or Chairman of the Trust. Prior approval shall not be given if the President or Chairman of the Trust believes that the investment opportunity should be reserved for a Fund or is being offered to the individual by reason of his or her position with a Fund. Any such investments by the President or Chairman of the Trust in any of the Funds must receive the prior approval of a disinterested trustee of the Trust. Investment personnel who invest in a private placement must disclose that investment to all portfolio managers of such Fund considering an investment in the issuer thereof on behalf of such Fund, and all such investments must be independently reviewed by investment personnel having no personal interest in such issuer.

     D. Except in a transaction exempted by Section III of this Code of Ethics, no access person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which any Fund with which such person is connected has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn. Notwithstanding the foregoing, disinterested trustees are not subject to this prohibition unless he or she knows or should have known at the time of such purchase or sale that the Fund has such a pending "buy" or "sell" order in the same security.

     E. Except in a transaction exempted by Section III of this Code of Ethics, no portfolio manager shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven calendar days before and after the Fund with which such manager is connected trades in that security.

     F. Except in transactions exempted by Section III of this Code of Ethics, investment personnel shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days.

     G. Investment personnel shall not receive any gift or other thing of value that is worth more than $100 from any person or entity that does business with or on behalf of the Fund with which such personnel is connected.

     H. Investment personnel shall not serve on the board of directors of publicly traded companies absent prior authorization of the Board of Trustees of the Trust. The Board of Trustees of the Trust may so authorize such board service only if it determines that such board service is consistent with the interests of any of the Funds and their beneficial owners.

V.   REPORTING AND COMPLIANCE PROCEDURES

     A. Except as provided in Section V(B) of this Code of Ethics, every access person shall report to the Trust, on the form attached hereto as Exhibit A, the information described in Section V(C) of this Code of Ethics with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence. Except as provided in
Section V(B) of this Code of Ethics, prior to effecting a transaction in any security subject to the preclearance requirement of Section IV(A) of this Code of Ethics, any access person shall report to the Trust the name of the security involved, the nature of the transaction (i.e. purchase or sale or any other type of acquisition or disposition) and the name of the broker, dealer or bank with or through which the transaction will be effected.

     B. A disinterested trustee of the Trust need only report a transaction in a security if such trustee, at the time of such transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the Trust, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by any of the Funds or was being considered by any of the Funds or their investment adviser for purchase or sale by any of the Funds.

     C. Every report required to be made by Section V(A) of this Code of Ethics shall be made on Exhibit A no later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (1) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

          (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (3)  The price at which the transaction was effected; and

          (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

     D. Any report filed pursuant to Section V(A) of this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

     E. Each access person, except disinterested trustees, shall direct his or her brokers to supply to the Trust, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.

     F. The Trust's President, Chairman, or designee shall review all reports filed pursuant to Section V(C) of this Code of Ethics and information received pursuant to Section V(E) of this Code of Ethics.

     G. All investment personnel shall report to the Trust all personal securities holdings not later than ten (10) days after commencement of employment in such capacity and thereafter, if the individual continued to serve in such capacity on December 31 of any year, by January 10 of the following year.

     H. Each year access persons shall certify to the Trust that (i) they have read and understand this Code of Ethics and recognize that they are subject thereto, and (ii) they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

I. Each year the President of the Trust shall prepare an annual report to the Trust's Board of Trustees that --

     o summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

     o identifies any violations requiring significant remedial action during the past year; and

     o identifies any recommended changes in existing restrictions or procedures based upon the Trust's experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

     J. The Fund shall include in its registration statement on Form N-1A a summary of this Code of Ethics if required to do so by the instructions to Form N-1A.

VI.  SANCTIONS

     Upon discovering a violation of this Code of Ethics, the Board of Trustees of the Trust may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator. Notwithstanding the foregoing, the Board of Trustees shall require that any individual violating Sections IV(D), IV(E) or IV(F) of this Code of Ethics contribute any profits realized on trades within the prescribed period to the Fund with which such individual is connected, if the Board of Trustees determines that the violation resulted in a loss to such Fund, or to a charitable organization of the individual's choice, if the Board of Trustees determines that the violation did not result in a loss to such Fund, unless, in either case, the Board of Trustees determines that circumstances exist which make such a sanction unduly harsh.

EXHIBIT A
CONFIDENTIAL
QUARTERLY SECURITY HOLDINGS REPORT
FOR THE CALENDAR QUARTER ENDING __________________
FUND: ___________________

Name: ______________________________
Position: ____________________________
Employer: ___________________________

===============  ======================  ======================  ===============================  ============  ===================
     Date of            Name of            Principal Amount         Nature of Transaction           Price of      Name of Broker/
  Transaction     Security Involved         of the Security      (i.e. purchase, sale, etc.)        Security        Dealer Used
---------------  ----------------------  ----------------------  -------------------------------  ------------  -------------------

---------------  ----------------------  ----------------------  -------------------------------  ------------  -------------------

---------------  ----------------------  ----------------------  -------------------------------  ------------  -------------------

---------------  ----------------------  ----------------------  -------------------------------  ------------  -------------------

---------------  ----------------------  ----------------------  -------------------------------  ------------  -------------------

---------------  ----------------------  ----------------------  -------------------------------  ------------  -------------------

---------------  ----------------------  ----------------------  -------------------------------  ------------  -------------------

---------------  ----------------------  ----------------------  -------------------------------  ------------  -------------------

===============  ======================  ======================  ===============================  ============  ===================


     In connection with this report, I have read, understand and agree to comply with the Jefferson Fund Group Trust -- Code of Ethics. The statements made in this report are true and complete to the best of my knowledge and belief and reflect all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics.

------------------             ---------------------------------------
  DATE                         SIGNATURE


Instructions: This report is to be submitted to the Jefferson Fund Group Trust on or before April 10th, July 10th, October 10th and January 10th of each year and shall reflect all transactions occurring during the reporting period (i.e. the last calendar quarter). This report shall include all transactions in securities in which the person making this report has a direct or indirect beneficial interest.

                                      DATE

Name of Brokerage Firm
Address

         Re:   Account No. _____________________
               Name:  __________________________
               Address:  _______________________

Dear Sir or Madam:

     I am subject to the Code of Ethics of The Jefferson Fund Group Trust, a registered investment company. This Code requires me to arrange to have copies of confirmations, periodic statements and other debit or credit notices issued by a broker/dealer where I maintain an account to be sent to the Trust. For the above-referenced account, these copies should be stamped "Personal" or "Confidential" and sent to:

                         The Jefferson Fund Group Trust
                            c/o Firstar Trust Company
                       Fund Administration and Compliance
                         615 East Michigan Street, LC-2
                           Milwaukee, Wisconsin 53202

                                   Sincerely,



                                   [Signature]

                                   REQUEST FOR
                                 PRECLEARANCE OF
                        PERSONAL SECURITIES TRANSACTIONS

================  ====================  ===============  ==============
    Date of            Nature of           Number of         Price of
    Request           Transaction           Shares           Security
----------------  --------------------  ---------------  --------------

----------------  --------------------  ---------------  --------------

----------------  --------------------  ---------------  --------------

----------------  --------------------  ---------------  --------------

----------------  --------------------  ---------------  --------------

================  ====================  =============== ===============

Name of Person Making Request:  ______________________________




                               FOR OFFICE USE ONLY

Request is:       ________ Approved
                  ________ Denied

Date of Decision:  ______________________

Authorized Signature:  __________________